EXHIBIT A

     The undersigned hereby agree to file a joint Schedule 13D with respect to the interests of the undersigned in AVECOR Cardiovascular Inc. and that the
Schedule 13D to which this Exhibit A is attached has been filed on behalf of each of the undersigned.




Dated:  July 21, 1998                      MEDTRONIC, INC.


                                           By: /s/ Ronald E. Lund
                                               Its: Senior Vice President,
                                                    Legal Counsel and Secretary



                                           MEDTRONIC ASSET MANAGEMENT, INC.


                                           By: /s/ Ronald E. Lund
                                               Its: Vice President and Secretary